Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2021, relating to the financial statements of UpHealth Holdings, Inc. for the year ended December 31, 2020.

/s/ Plante & Moran, PLLC

Denver, Colorado

August 9, 2021